Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K/A
Annual Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 19, 1995
(Date of earliest event reported): (April 5, 1995)

  Commission file number 1-5558


Katy Industries, Inc.
(Exact name of registrant as specified in its charter)
                   Delaware
        75-1277589
       (State of Incorporation)           (IRS Employer
Identification Number)


    6300 S. Syracuse #300, Englewood, Colorado           80111
     (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code: (303) 290-9300


(Former name or former address, if changed since last report) Not applicable














Item 7.  Financial Statements and Exhibits

     Set forth below is the information required by 7(a), Financial Statements of Acquired Businesses, and 7(b), Pro Forma Financial
Statements of Form 8-K with respect to the GC Thorsen, Inc.
acquisition filed on Form 8-K (Item 2) with the Securities and Exchange Commission on April 20, 1995.

Financial Statements of Acquired Business and Pro Forma Financial
Statements

Unaudited Financial Statements

  Consolidated Balance Sheets as of March 31, 1995 and
  December 31, 1994                                         F-1

  Consolidated Statements of Operations for the three
  months ended March 31, 1995 and 1994                                F-2

  Consolidated Statement of Stockholder's Equity for the
  three months ended March 31, 1995                                   F-3

  Consolidated Statements of Cash Flows for the three
  months ended March 31, 1995 and 1994                                F-4

  Notes to the Consolidated Financial Statements                           F-5

Audited Financial Statements

  Independent Auditors' Report                                        F-6

  Consolidated Balance Sheet as of December 31, 1994                       F-7

  Consolidated Statement of Operations for the Year
  Ended December 31, 1994                                        F-8

  Consolidated Statement of Stockholder's Equity for
  the Year Ended December 31, 1994                               F-9

  Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1994                                         F-10

  Notes to the Consolidated Financial Statements                       F-11

Pro Forma Financial Statements                                        F-15

 Unaudited Pro Forma Statement of Operations for the
 twelve months ended December 31, 1994                                 F-16

 Unaudited Pro Forma Statement of Operations for the
 three months ended March 31, 1995                                F-17

 Unaudited Pro Forma Notes to Statements of Operations                 F-18
GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(In 000's, except share data)

ASSETS

                                                March 31,       December 31,

                                                  1995            1994
                                               (Unaudited)
CURRENT ASSETS:
  Cash                                          $    323      $    117
  Accounts receivable, net of allowance for doubtful
         Accounts of $303                          6,092         5,839
  Inventories (Note 2)                            13,120        12,763
  Prepaid expenses and other current assets          831           805

         Total current assets                     20,366        19,524

PROPERTY, PLANT AND EQUIPMENT,  Net                6,127         6,282

OTHER ASSETS:
  Covenants not to compete,
    net of accumulated amortization                1,898         2,036
  Other                                              418           418

TOTAL ASSETS                                     $28,809       $28,260

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                $    342      $    511
  Accounts payable                                 1,684         1,944
  Accrued compensation expense                       532           854
  Accrued advertising expense                      1,148           921
  Accrued warranty expense                           394           394
  Current portion of long-term debt                  146           146
  Other accrued expenses                             262           148

         Total current liabilities                 4,508         4,918

OTHER LIABILITIES                                    675           675

LONG-TERM DEBT                                     4,235         4,274

DUE TO PARENT                                     18,840        17,926

         Total liabilities                        28,258        27,793

STOCKHOLDER'S EQUITY
  Common stock, no par value, stated value
    $0.01 per share;
    1,000 shares authorized,
    840 shares issued and outstanding                -               -
  Paid in capital                                    500           500
  Retained earnings (Accumulated deficit)             51         (  33)

TOTAL STOCKHOLDER'S EQUITY                           551           467

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $28,809       $28,260

See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(in 000's) - UNAUDITED

                                                    1995        1994

NET SALES                                        $10,481        $9,396

COST OF SALES                                      7,817         7,676

                                                   2,664         1,720

OPERATING EXPENSES:
  Selling, general and administrative              2,272         1,992
  Amortization                                       139           139

                                                   2,411         2,131

OPERATING INCOME (LOSS)                              253         ( 411)

INTEREST EXPENSE                                     110           114

INCOME (LOSS) BEFORE INCOME TAXES                    143        (  525)

INCOME TAX PROVISION (BENEFIT)                        59        (  205)


NET INCOME (LOSS)                                 $   84       ($  320)






See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
THREE MONTHS ENDED MARCH 31, 1995
(In 000's) - UNAUDITED


                                                         Retained Earnings      Total
                                Common          Paid-in    (Accumulated     Stockholder's
                                Stock           Capital    Deficit)         Equity


BALANCE,
  JANUARY 1, 1995                $   -               $500      ($33)   $ 467

  Net income                         -                 -         84       84

BALANCE,
  MARCH 31, 1995                $    -               $500       $51      $551






See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(In 000's) - UNAUDITED



                                                    1995          1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                               $   84        ($ 320)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                    304           288
    Other charges                                     14            24
    Changes in assets and liabilities:
    (Increase) Decrease in accounts receivable    (  253)          115
    (Increase) Decrease in inventories            (  357)          204
    (Increase) Decrease in prepaid expenses
        and other assets                         (    26)           76
    Decrease in accounts payable
       and other current liabilities              (  241)       (  224)

Net cash (used in) provided by
    operating activities                           ( 475)          163


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment      (    22)     (     10)

    Net cash used in investing activities        (    22)     (     10)


CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                     (    39)     (     39)
  (Decrease) Increase in bank overdraft           (  169)          110
  Increase (Decrease) in Due to Parent               911        (1,040)

    Net cash provided by (used in)
         financing activities                        703       (   969)

NET INCREASE (DECREASE) IN CASH                      206       (   816)

CASH AT BEGINNING OF PERIOD                          117           882

CASH AT END OF PERIOD                              $ 323      $     66

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                       $ 100      $    114



See Notes to Consolidated Financial Statements.









GC THORSEN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements - Unaudited
March 31, 1995


1.  Significant Accounting Policies

In the opinion of management, the unaudited information presented as of March 31, 1995 and for the three months ended March 31, 1995 and 1994 reflects all adjustments necessary, which consists only of normal recurring adjustments, for a fair presentation of the interim period.

2.  Inventories

Inventories are valued at lower of cost (first-in, first-out) or market and at March 31, 1995 and December 31, 1994 consisted of the following (in thousands):

                                                 March 31,      December 31,
                                                   1995             1994

                                              (Unaudited)

Finished goods                                    $9,351       $ 9,041
Work-in-process                                       82            81
Raw materials                                      3,687         3,641

                                                 $13,120       $12,763

3.       Subsequent Event

On April 5, 1995, effective March 31, 1995, all of the Company's outstanding common stock was acquired by Hallmark Holdings, Inc., a wholly-owned subsidiary of Katy Industries, Inc. ("Katy"). Katy is a publicly-held diversified corporation with interests in industrial machinery, industrial components, consumer products and electronic distribution. The purchase price was approximately $24,000,000.




INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholder
GC Thorsen, Inc.:


We have audited the accompanying consolidated balance sheet of GC Thorsen, Inc. and subsidiary as of December 31, 1994 and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of HMO, Inc., Taiwan Branch (a consolidated subsidiary), which statements reflect total assets constituting 3% of consolidated total assets as of December 31, 1994, and total revenues constituting 2% of consolidated total revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for HMO, Inc., Taiwan Branch, is based solely on the report of such other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of GC Thorsen, Inc. and subsidiary as of December 31, 1994 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.







DELOITTE & TOUCHE LLP
Chicago, Illinois



April 27, 1995






GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1994
(in 000's, except share data)


ASSETS

CURRENT ASSETS:
  Cash                                                       $     117
  Accounts receivable, net of allowance
     for doubtful accounts of $303 (Note 3)                      5,839
  Inventories ( Note 4)                                         12,763
  Prepaid expenses and other current assets                        805

         Total current assets                                   19,524

PROPERTY, PLANT AND EQUIPMENT - Net (Note 5)                     6,282

OTHER ASSETS (Note 6):
  Covenants not to compete,
     net of accumulated amortization of $741                     2,036
  Other                                                            418

TOTAL ASSETS                                                   $28,260


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                             $     511
  Accounts payable                                               1,944
  Accrued compensation expense                                     854
  Accrued advertising expense                                      921
  Accrued warranty expense                                         394
  Current portion of long-term debt                                146
  Other accrued expenses                                           148
         Total current liabilities                               4,918
OTHER LIABILITIES                                                  675

LONG-TERM DEBT (Note 7)                                          4,274

DUE TO PARENT                                                   17,926

  Total liabilities                                             27,793
STOCKHOLDER'S EQUITY:
  Common stock, no par value, stated value $0.01 per share;
    1,000 shares authorized; 840 shares issued and outstanding
  Paid-in capital                                                  500
  Accumulated deficit                                          (    33)
         Total stockholder's equity                                467

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $28,260

See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994
(in 000's, except share data)



NET SALES                                                      $41,843

COST OF SALES                                                   31,152

                                                                10,691

OPERATING EXPENSES:
  Selling, general and administrative                            8,595
  Amortization                                                     555

                                                                 9,150

OPERATING INCOME                                                 1,541

INTEREST EXPENSE                                                   452

INCOME BEFORE INCOME TAXES                                       1,089

INCOME TAXES                                                       481


NET INCOME                                                    $    608

EARNINGS PER COMMON SHARE (Based on 840 shares outstanding)   $   0.72




See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 1994
(In 000's)


                                                                      Total
                                Common   Paid-In    Accumulated   Stockholder's
                                 Stock    Capital     Deficit       Equity

BALANCE,
  JANUARY 1, 1994               $   -        $500   ($  641)  ($   141)

  Net income                        -         -                    608            608

BALANCE,
  DECEMBER 31, 1994              $   -       $500  ($    33)  $     467





See Notes to Consolidated Financial Statements.


GC THORSEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994
(In 000's)



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $    608
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                1,177
    Provision for doubtful accounts                                 80
    Loss on sale of assets                                          27
    Deferred taxes                                                 481
    Changes in assets and liabilities:
     Increase in accounts receivable                         (     517)
     Increase in inventories                                 (     979)
     Increase in prepaid expenses and other assets           (     128)
     Increase in accounts payable and
       other current liabilities                                   892

     Net cash provided by operating activities                   1,641

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets                                      10
  Purchase of property, plant and equipment                  (     130)

     Net cash used in investing activities                   (     120)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                 (     166)
  Increase in bank overdraft                                       274
  Decrease in Due to Parent                                   (  2,394)

     Net cash used in financing activities                    (  2,286)

NET DECREASE IN CASH                                         (     765)

CASH, BEGINNING OF YEAR                                            882

CASH, END OF YEAR                                              $   117

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                  $    452
    Income taxes                                                   170




See Notes to Consolidated Financial Statements.

GC THORSEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1994



1.   DESCRIPTION OF THE COMPANY

  GC Thorsen, Inc. and subsidiary (the "Company") is a wholly owned subsidiary of Elgin National Industries, Inc. ("Elgin"), a privately held diversified engineering, manufacturing, and industrial products company headquartered in Chicago, Illinois. An investor group led by Elgin management acquired Elgin and the Company from the Jupiter Corporation in September, 1993. As a result of the acquisition, all assets of the Company were revalued at their fair market value as of the acquisition date.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The significant accounting policies of the Company, as summarized below, conform with generally accepted accounting principles and reflect practices appropriate for the businesses in which they operate.

  Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, HMO, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

  Inventories - Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) basis.

  Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line and 150% declining-balance methods over the estimated useful lives of the related assets.
  Upon retirement or other disposition of property, cost and related allowances for depreciation are removed from the accounts, and the resulting gain or loss is included in income. Amounts expended for repairs and maintenance are charged to income, and expenditures for major renewals and improvements are capitalized.

  Accrued Advertising Expense - The Company enters into various cooperative advertising and other promotional arrangements with its customers. The estimated expense for such programs is recorded during the same month as the related sale.

  Accrued Warranty Expense - Accrued warranty expense consists mainly of the
  estimated product warranty liability.   It is the Company's policy to
  provide a lifetime warranty on certain tools and a ninety-day warranty on electronic items. The amounts not expected to be incurred within the next twelve months are classified as "Other Liabilities".

  Income Taxes - The Company's operations are included in the consolidated federal income tax return of Elgin and governed by an informal agreement between Elgin and the Company. The Company is charged/credited for its contribution to the consolidated federal income tax return of Elgin. Deferred income taxes, resulting from differences in the bases of the Company's assets and liabilities for financial statement and tax reporting purposes, are reflected in the Company's financial statements.












3.   ACCOUNTS RECEIVABLE

  Accounts receivable consist of:


                                                        December 31,
                                                          1994

                                                           (In 000's)

    Trade accounts                                              $6,056
    Other receivables                                               86

                                                                 6,142
   Less allowance for doubtful accounts                            303

   Total                                                        $5,839

   While the Company has an active customer base of over 4,000, a significant portion of the Company's trade receivables is represented by a small number of customers. As of December 31, 1994, ten customers accounted for approximately 50% of the Company's trade receivables.

4. INVENTORIES

   Inventories consist of:


                                                           December 31,
                                                              1994
                                                           (In 000's)

    Finished goods                                             $ 9,041
    Work-in-process                                                 81
    Raw materials                                                3,641

    Total                                                      $12,763



5.       PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment, at cost, consist of:


                                                         December 31,

                                                             1994

                                                          (In 000's)


    Land                                                      $    425
    Buildings and improvements                                   4,647
    Machinery and equipment                                      2,065

                                                                 7,137
    Less accumulated depreciation                                  855

    Total                                                       $6,282

6.  OTHER ASSETS

  Other assets consist primarily of covenants not to compete. The covenants not to compete are amortized on the straight-line method over their estimated lives of five years. Amortization expense for 1994 related to the covenants not to compete was $555,000.

7.  LONG-TERM DEBT

  Long-term debt consists of a mortgage note secured by the Company's building and land in Rockford, Illinois. The note is due December 31, 1998 and bears interest at 10% per annum. Principal and interest payments are due in monthly installments.

  Substantially all of the assets of the Company are pledged as collateral under the revolver, term and subordinated loan facilities of Elgin.

  In connection with the acquisition of the Company subsequent to year-end (see Note 10), the mortgage note was repaid in full.

8.  INCOME TAXES

  Income taxes are provided based on the asset and liability method. The entire provision for income taxes related to deferred domestic taxes as the Company utilized a net operating loss carryforward of $447,000.

  Deferred tax assets as of December 31, 1994 comprise the following:



                                                             (In 000's)

    Depreciation and amortization                             $    149
    Inventories                                                     74
    Warranty accrual                                               427
    Accounts receivable                                            121
    Other                                                           55

    Total                                                      $   826

  Current deferred tax assets, net, total $444,000 and are included in "Prepaid Expenses and Other Current Assets." Noncurrent deferred tax assets, net, total $382,000 and are included in "Other Assets - Other."

  The total income tax provision differed from the amount computed by applying the statutory federal income tax rate to pretax income as follows:

    Federal statutory income tax rate                            34.0%
    State income taxes                                            6.0%
    Other, principally nondeductible items                        4.0%

    Total                                                        44.0%

9.  PENSION AND PROFIT SHARING PLANS

  The Company participates in a multi-employer noncontributory defined benefit plan open to all eligible, full-time employees. This defined benefit plan is salary-related and integrated with Social Security. It is the Company's policy to fund the minimum annual contribution required by applicable regulations. Pension plan assets are primarily invested in bonds, corporate notes and common stocks. The Company was not required to, and did not, make any contributions to the plan in 1994.

  The Company has a combined 401(k) employee savings plan and a profit-sharing plan for all eligible, full-time employees. The contributions to the plans are based upon management's discretion. The Company's aggregate expense for these plans was $223,000 for the year ended December 31, 1994.

10. SUBSEQUENT EVENT

  On April 5, 1995, effective March 31, 1995, all of the Company's outstanding common stock was acquired by Hallmark Holdings, Inc., a wholly owned subsidiary of Katy Industries, Inc. ("Katy"). Katy is a publicly held diversified corporation with interests in industrial machinery, industrial components, consumer products and electronic distribution. The purchase price was approximately $24,000,000.



KATY INDUSTRIES, INC. AND GC THORSEN, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994 AND THE THREE MONTHS ENDED MARCH 31, 1995


The following unaudited pro forma combined statements of operations for the twelve months ended December 31, 1994 and the three months ended March 31, 1995 give effect to the acquisition by Hallmark Holdings, Inc., a wholly-owned subsidiary of Katy Industries, Inc. ("Katy") of the common stock of GC Thorsen, Inc. ("Thorsen") as if the acquisition had occurred on January 1, 1994. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial data included in the pro forma statements is as of the periods presented. The historical financial data of Thorsen included in the pro forma statement of operations for the twelve months ended December 31, 1994 was derived from audited financial statements for the year ended December 31, 1994. The historical financial data of Thorsen for the three months ended March 31, 1995 was derived from unaudited financial statements for the three months ended March 31, 1995.

The unaudited pro forma financial data is based on management's best estimate of the effects of the acquisition of Thorsen. Pro forma adjustments are based on currently available information; however, the actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values.
It is possible that the actual adjustments could differ substantially from those presented in the unadjusted pro forma combined financial statements.

The unaudited pro forma statements of operations for the twelve months ended December 31, 1994, and the three months ended March 31, 1995, are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of Thorsen been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes thereto.

GC Thorsen's financial performance for the three months ended March 31, 1995, prior to the acquisition by Katy, was affected by several factors. In 1994, the cost basis of a portion of the inventory sold had been stepped up to approximately its selling price as part of the acquisition of GC Thorsen by its previous parent, Elgin National Industries, Inc., late in 1993. The effect in 1994 of this cost basis step-up was to depress margins on sales made in early 1994, and as a result, 1995 margins are higher. The improved margins in 1995 were partially offset by higher material prices for Thorsen's tool business and higher selling expenses due to the increase in sales during the three months ended March 31, 1995.

KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994
(in thousands except per share information)

                                     Katy               GC Thorsen   Pro forma
                                   Historical          Historical    Adjustments     Pro forma


Net sales                            $159,581            $ 41,843                    $201,424

Costs and expenses:
  Cost of goods sold                  113,932              31,152      ( 420) (1)  144,664
  Selling, general and
administrative expenses                47,630               8,595   (    282)            (1) (2) 55,943
  Depreciation and amortization         6,049                 555        279           (1) (3) 6,883
  Provision (Recovery) for doubtful accounts
    and notes                                          (    1,013)                     80 (2)  (       933)
  Interest expense                      1,916                 452      1,108           (4)     3,476
  Interest income                  (    3,438)                                            (    3,438)
  Other, net                            1,265               1,265
  Write-off of assets                   9,288                                                   9,288

                                      175,629              40,754        765               217,148

  Income (Loss) from continuing consolidated
    operations before benefit (provision) for
    income taxes and minority interest
                                    (  16,048)              1,089     (  765)               (  15,724)

  Benefit (Provision) for
    income taxes                        3,923        (        481)      454        (5)     3,896

  Minority interest              (         13)                                            (         13)

  Income (Loss) from continuing consolidated
    operations                      (  12,138)                608  (        311)               ( 11,841)

  Equity in income of unconsolidated
    subsidiaries (net of tax)           3,295                                                 3,295

  Income (Loss) from continuing
   operations                       ($  8,843)        $      608    ($      311)          ($  8,546)


  Loss per share of Common Stock  ($     0.98)                                            ($    0.95)

  Weighted average shares outstanding   9,032                                         9,032

KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1995
(in thousands except per share information)


                                        Katy
                                                        GC Thorsen            Pro forma
                                     Historical          Historical            Adjustments       Pro forma


Net sales                              $ 38,358             $ 10,481              $ 48,839

Cost  and expenses:
  Cost of goods sold                   26,456               7,817(       110)          (1)     34,163
  Selling, general and
    administrative expenses             10,954               2,272   (    55)      (1)    13,171
  Depreciation and amortization         1,378                 139         79           (1) (3) 1,596
  Interest expense                        418                 110        304           (4)       832
  Interest income                 (       276)                                            (      276)
  Other, net                              237                                      237


                                       39,167              10,338        218                49,723

  Income (Loss) from continuing consolidated
    operations before benefit (provision) for
    income taxes                   (      809)                143  (        218)               (      884)

  Benefit (Provision) for
    income taxes                   (      628)        (         59)         125        (5)       (      562)


  Income (Loss) from continuing consolidated
    operations                      (   1,437)                 84  (         93)               (  1,446)

  Equity in income of unconsolidated
    subsidiaries (net of tax)             700                                                   700

  Income (Loss) from
    continuing operations          ($     737)       $        84      ($       93)          ($    746)


  Loss per share of Common Stock  ($     0.08)                                            ($    0.08)

  Weighted average shares outstanding   9,076                                         9,076

KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA NOTES TO STATEMENTS OF OPERATIONS
(In thousands except per share information)




NOTES:

(1) Reclassifies GC Thorsen's depreciation expense from Cost of goods sold ($420 for the twelve months and $110 for the three months) and Selling, general and administrative expenses ($202 for the twelve months and $55 for the three months) to Depreciation and amortization to be consistent with Katy's classification.

(2) Reclassifies GC Thorsen's provision for doubtful accounts to be consistent with Katy's classification.

(3) Represents the elimination of GC Thorsen's amortization expense relating to certain non-competition agreements ($555 for the twelve months and $139 for the three months) which will no longer be incurred as a result of the acquisition and the amortization of the purchase price paid by Katy in excess of the fair value of the net assets acquired ($212 for the twelve months and $53 for the three months) arising from the acquisition of GC Thorsen.

(4) Represents the estimated effect on interest expense ($1,560 for the twelve months and $414 for the three months) from the $19,500,000 of borrowings under the Katy bank line of credit to finance the acquisition of GC Thorsen at an effective borrowing rate of approximately 8.5% and the elimination of interest expense ($452 for the twelve months and $110 for the three months) on GC Thorsen's mortgage note retired by Katy.

(5)   Represents the tax effects of the pro forma adjustments described above.